Exhibit 99.1

Wrap Technologies, Inc. Provides Update on Operations and
Timing to Report Financial Results

TEMPE, Ariz., April 15, 2024 – Wrap Technologies, Inc. (Nasdaq: WRAP) ("Wrap" or the "Company"), the makers of BolaWrap and the innovative public safety solutions platform powered by artificial intelligence (“AI”), virtual reality and data, today provided an update on its ongoing operations and announced its schedule for reporting financial results. The Company is also pleased to share operational highlights from recent quarters and confirms that no financial restatements are anticipated.

Financial Results Timing Update:

●	Wrap currently expects to release fourth quarter and full year 2023 results in the coming weeks, followed by its first quarter 2024 earnings.
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The Company has delayed the filing of its Form 10-K for the year ended December 31, 2023 beyond the April 16, 2024 extended filing due date because it requires additional time to compile, review and finalize the necessary disclosures.

●	The Company anticipates revenue of approximately $6.1M for FY-23 according to unaudited financials.

The preliminary estimate above represents the most current information available to our management and does not present all necessary information for an understanding of our financial condition as of December 31, 2023. This is a preliminary estimate which should not be regarded as a representation by us or our management as to our actual financial condition as of December 31, 2023. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2023.

Our final results may vary from the information herein. Prospective investors should not place undue reliance on these estimates, and this information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles. Further, these results are not necessarily indicative of the results to be expected for the remainder of the year or any future period. See the sections titled “Forward-Looking Statements”.

Operational Highlights

Fourth Quarter 2023:

●	Wrap received the largest orders to date for BolaWrap and Body-Worn Cameras, expected to contribute to future revenues and enhance manufacturing efficiency.

First Quarter 2024:

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Our unaudited financials for the first quarter indicate a 54.7% increase in revenue compared to the same period last year, with potential for additional growth as revenues from the fourth quarter of 2023 are recognized.

Second Quarter 2024:

●	We anticipate significant price increases across all product lines due to enhanced features and increased demand.
●	Wrap is actively working to secure state and federal mandates for BolaWrap, which could further enhance market penetration and growth.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management's current expectations for the Company's first and second quarters of 2024. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company's expectations as set forth herein. See "Forward-Looking Statements".

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See "Forward-Looking Statements".

Commitment to Operational Efficiency and Financial Controls:

Wrap’s management team is committed to enhancing operational efficiencies, reducing expenses, and strengthening financial controls. This commitment is designed to position the business for sustainable growth, supported by informed planning and a quantified sales pipeline to accurately forecast operational production. Enhanced controls and improved internal processes will drive the efficiencies essential for our long-term success.

Field Data Highlights

“I am pleased to share exciting developments regarding BolaWrap, which has transitioned from being perceived merely as a novel device to being recognized as a premier, high-quality law enforcement technology. This recognition comes as full-scale departments across some of our nation's most revered law enforcement agencies have adopted it extensively,” said Scot Cohen, Executive Chair and CEO.

Cohen continued, “The field data have demonstrated that Wrap’s solution set is poised for potential widespread adoption. BolaWrap is being used more often with higher rates of success and exceptionally low injury rates. It has established itself as the ONLY non-lethal tool we are aware of that does NOT rely on pain to gain compliance.”

During the recent reporting period, Wrap is proud to announce significant milestones in the deployment of the BolaWrap. Notably, Fairfax County Police and the Detroit Police Department’s Mental Health Crisis Intervention Team (CIT) have fully implemented the BolaWrap as a critical tool in their operations. These deployments are among many others that reflect the growing trust and reliance on our technology to manage challenging law enforcement situations safely and effectively.

Strategic Positioning for 2024

Wrap’s focus remains steadfast on scaling our operations and enhancing our sales capabilities to meet the demands of both domestic and international markets. Cohen added, “We are actively leveraging our direct, indirect, and partnership channels to boost our sales operations and to support crucial federal and local mandating efforts. Our goal is to establish a robust revenue base domestically, fully aware that the international market, while offering larger potential, involves longer sales cycles.”

“I am confident in our ability to capitalize on our recent achievements to drive Wrap towards a future marked by significant growth and continuous innovation. Our efforts to enhance our operational footprint are complemented by strategic discussions and collaborations with state and local governments. These efforts are further supported by our master distributors who bring established ties and invaluable market insights.”

About Wrap

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating ultramodern technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world. Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships. Driving safer outcomes, empowering public safety and communities to move forward together.

Wrap's BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance, mitigating potential risks and injuries, averting tragic outcomes.

Wrap Reality™, the Company’s advanced virtual reality training solution, is a fully immersive training simulator and comprehensive public safety training platform that equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field.

Wrap Intrensic is a comprehensive, secure and efficient body worn camera and evidence collection and management solution designed with innovative technology to quickly capture, safely handle, securely store, and seamlessly track evidence, all while maintaining full transparency throughout the process.

Together, Wrap’s Solutions help foster safer communities globally.

Connect with Wrap:
Wrap on Facebook
Wrap on Twitter
Wrap on LinkedIn

Trademark Information

Wrap, the Wrap logo, BolaWrap®, Wrap RealityTM and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad.  All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements - Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: statements regarding the Company’s overall business; total addressable market; and, expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its products; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

For more information, please visit wrap.com.

Investor Relations Contact:

800.583.2652

ir@wrap.com

Media Relations Contact:

Stephen Estes
stephen@outlierpartners.com